Exhibit 99.2     Restructuring of Certain Aberdeen Development Corporation Loans


April 13, 2004

Dr. Anil Jain
APA Optics, Inc.
2950 NE 84th Lane
Blaine, MN 55449


Dear Dr. Jain,

The Aberdeen Development Corporation and APA Optics, Inc. acknowledge and agree to the following terms and conditions regarding the outstanding loans between the two parties:

     - Aberdeen Development Corporation acknowledges receipt of $89,305.00 from APA Optics, Inc. to ADC's Wells Fargo bank account
     - Aberdeen Development Corporation agrees to the release of the UCC Filing in the State of Minnesota #1859487 dated June 24, 1996 on the equipment located in Blaine, Minnesota which was renewed August 20, 2001 ( UCC Filing #20013130900028)
     - Aberdeen Development Corporation will retain the UCC Filing in the State of South Dakota #20013130900028 dated November 9, 2001 on the equipment located in Aberdeen, SD
     - APA Optics, Inc. will pay the Aberdeen Development Corporation $140,000 payable in seven equal payments of $20,000 starting June 30, 2004
     -    The interest rate on the loan will remain at 0% interest
     -    All other terms and conditions of the loan will remain in affect

The above is correct and accurate and we consent to these terms and conditions.

APA Optics, Inc.                           Aberdeen Development Corporation

By:  /s/ Dr. Anil K. Jain            By:   /s/ Larry Frost
     ---------------------------           --------------------------------
     Dr. Anil K. Jain                      Larry Frost
     Its:   Chairman and President         Its:   President

                                     By:   /s/ James C. Barringer
                                           --------------------------------
                                           James C. Barringer
                                           Its:   Executive Vice-President




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